Exhibit 99.1

NATIONAL HOLDINGS CORPORATION REPORTS FISCAL THIRD QUARTER 2013 RESULTS

Business continues to gain momentum with two consecutive quarters of net income and six consecutive quarters of EBITDA

Year to date net income of $1.3 million compared with a net loss of $2.2 million in the same period last year

Announced definitive agreement to acquire Gilman Ciocia in June 2013

NEW YORK, August 13, 2013 – National Holdings Corporation (OTC BB: NHLD) (”National Holdings” or the “Company”), a full-service investment banking and asset management firm, today announced financial results for the Company’s fiscal third quarter and nine months ended June 30, 2013.

Fiscal Third Quarter and Year-to-Date Highlights

●	Increased revenues by approximately 5% to $32.7 million, compared with revenues of $31.1 million in the prior year quarter
●

Generated net income of $0.8 million, or $0.01 per diluted share and $1.3 million, or $0.02 per diluted share for the fiscal third quarter and nine months ended June 30, 2013, compared with $0.7 million, or $0.02 per diluted share and a loss of $2.2 million, or $0.09 per diluted share for the same periods last year.

●

Reported Adjusted EBITDA, a non-GAAP measure, of $1.2 million and $2.9 million for the fiscal third quarter and nine months ended June 30, 2013, compared with $1.2 million and $1.3 million for the same periods last year.

●

Signed a definitive agreement to acquire Gilman Ciocia in a stock transaction, which will further strengthen National Holdings’ retail brokerage and enhances the Company’s platform in the area of financial planning services and tax preparation

Mark D. Klein, National Holdings’ Chief Executive Officer and Co-Executive Chairman, commented, “We achieved revenue growth of approximately 5%, net income of $0.8 million and our sixth consecutive quarter of EBITDA. The Company’s strong performance supports our ongoing business strategy focused on enhancing revenues and improving profitability through shifting to higher margin products and reducing costs. We also signed a definitive agreement to acquire Gilman Ciocia, which we expect to increase our retail brokerage operations to more than 825 registered representatives and expand our products and service offerings. Looking back on a pro forma trailing twelve-month basis, our combined revenues would have been approximately 31% higher with a significantly enhanced adjusted EBITDA. With ample cash and no debt, we remain well positioned financially as we execute our strategy to further expand our business across the retail brokerage, investment banking and institutional sales and market making platforms.”

Fiscal Third Quarter 2013 Financial Review

National Holdings reported fiscal third quarter 2013 total revenue of $32.7 million, an increase of 5% from revenue of $31.1 million reported in the fiscal third quarter of 2012.

Operating expenses were $31.9 million in the third fiscal quarter of 2013. This represents a $1.4 million, or 4% increase in expenses, compared with $30.4 million in the fiscal third quarter of 2012. The increase in expenses was consistent with higher revenues, due primarily to higher commissions, offset by reductions in other expenses and an improvement of approximately 50 basis points in contribution margin.

The Company uses Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA to provide greater clarity regarding the operating performance of the business by removing non operating expenses such as Interest, taxes, depreciation and amortization as well as, amortization of forgivable loans and other one- time expenses as it deems appropriate to evaluate the operating performance of the Company, as defined in the Non-GAAP Financial Measures section below. On this basis, National Holdings reported fiscal third quarter 2013 Adjusted EBITDA of $1.2 million, compared with $1.2 million also reported in the fiscal third quarter of 2012.

On a GAAP basis, net income for the fiscal third quarter was $0.8 million, or $0.01 per basic and diluted share, compared with net income of $0.7 million, or $0.03 per basic and $0.02 per share diluted, in the fiscal third quarter of 2012.

Nine Months Ended June 30, 2013 Financial Review

National Holdings reported 2013 year-to-date revenue of $92.1 million, an increase of 3% over year-to-date revenue of $89.7 million reported in 2012.

Operating expenses were $90.6 million for the nine months ended June 30, 2013. This represents a decrease of $183,000, compared with $90.8 million for the same nine months in 2012, despite the 3% increase in revenues. The decrease was primarily a result of an improvement of approximately 300 basis points in contribution margin combined with the Company’s continued concentration on managing expenses and increasing efficiencies within its brokerage operations, as well as other cost reductions in occupancy and equipment rental costs.

Adjusted EBITDA increased to $2.9 million in the nine months ended June 30, 2013, compared with EBITDA of $1.3 million in the nine months ended June 30, 2012.

On a GAAP basis, net income for the nine months ended June 30, 2013 was $1.3 million, or $0.02 per basic and diluted share, compared with a net loss of $2.2 million, or $0.09 per basic and diluted share in 2012.

Balance Sheet

As of June 30, 2013, National Holdings had $14.7 million in cash and cash equivalents. On January 25, 2013, the Company completed an offering of 29.45 million shares of its common stock that raised gross proceeds of $8.8 million.

Conference Call

National Holdings will host a conference call to discuss its fiscal third quarter 2013 earnings results on Tuesday, August 13, 2013, at 5:00 p.m. ET. To access the teleconference, please dial (706) 902-2067 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID # 28973372.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through August 20, 2013. The teleconference replay can be accessed by dialing (404) 537-3406 (domestic and international) and entering the ID# 28973372. An audio file replay will also be available on the investor relations portion of National Holding’s website at http://www.nhldcorp.com/investors.aspx.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, to corporations, institutional investors and high-net-worth clients. With over 1,000 Independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through four subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation and National Asset Management, Inc. The Company was founded in 1947 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

Contacts:

National Holdings Corporation

Mark Klein, 212-417-8210

Chief Executive Officer and Co-Chairman

Or

Robert Fagenson, 212-847-3200

Executive Co-Chairman

Or

Prosek Partners

Nick Rust, 212-279-3115

nrust@prosek.com

Source National Holdings Corporation

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
ASSETS
	June 30,	September 30,
	2013	2012
Current Assets	(Unaudited)	(Audited)
Cash and cash equivalents	$14,696,000	$7,934,000
Deposit with clearing organizations	1,107,000	1,107,000
Receivables from broker-dealers and clearing organizations	3,617,000	3,650,000
Other receivables, net of allowance for uncollectible accounts	842,000	147,000
Advances to registered representatives - Current portion	490,000	249,000
Securities owned: marketable – at market value	618,000	696,000
Securities owned: non-marketable – at fair value	297,000	56,000
Other assets	787,000	520,000
Total Current Assets	22,454,000	14,359,000

Advances to registered representatives - Long term portion	366,000	641,000
Fixed assets, net	431,000	662,000
Intangible assets, net	0	466,000
Other assets - Long term portion	180,000	461,000
Total Assets	$23,431,000	$16,589,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable, accrued expenses and other liabilities	$11,608,000	$11,297,000
Payable to broker-dealers and clearing organizations	13,000	119,000
Securities sold, but not yet purchased, at market	11,000	1,000
Convertible notes payable	-	6,800,000
Subordinated borrowings - Related party	-	1,000,000
Total Current Liabilities	11,632,000	19,217,000

Accrued expenses and other liabilities - Long term portion	179,000	263,000

Total Liabilities	11,811,000	19,480,000

National Hodldings Corporation Stockholders' Equity (Deficit)
Series C and D, convertible preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 issued and outstanding at June 30, 2013 and 94,169 at September 30, 2012	-	6,156,000
Common stock, $.02 par value, 150,000,000 shares authorized; 89,016,988 and 26,567,193 shares issued and outstanding at June 30, 2013 and September 30, 2012	1,780,000	531,000
Additional paid-in capital	64,466,000	46,184,000
Accumulated deficit	(54,647,000)	(55,780,000)
Total National Holdings Corporation Stockholders' Equity (Deficit)	11,599,000	(2,909,000)

Non Controlling Interest	21,000	18,000

Total Stockholders' Equity (Deficit)	11,620,000	(2,891,000)

Total Liabilities and Stockholders' Equity (Deficit)	$23,431,000	$16,589,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues
Commissions	$19,799,000	$18,328,000	$56,608,000	$51,927,000
Net dealer inventory gains	3,649,000	4,280,000	10,561,000	11,129,000
Investment banking	4,105,000	3,897,000	8,494,000	12,884,000
Interest and dividends	880,000	772,000	2,930,000	2,138,000
Transfer fees and clearing services	1,810,000	1,658,000	5,850,000	5,629,000
Investment advisory fees and other income	2,421,000	2,155,000	7,614,000	5,990,000
Total Revenues	32,664,000	31,090,000	92,057,000	89,697,000

Operating Expenses
Commissions, compensation and fees	28,242,000	26,473,000	79,407,000	78,885,000
Clearing fees	552,000	421,000	1,549,000	1,256,000
Communications	1,174,000	1,157,000	3,437,000	3,519,000
Occupancy, equipment and other administrative costs	663,000	972,000	2,417,000	3,178,000
Professional fees	781,000	803,000	2,316,000	1,979,000
Interest	10,000	213,000	240,000	764,000
Taxes, licenses, registration	437,000	381,000	1,214,000	1,182,000
Total Operating Expenses	31,859,000	30,420,000	90,580,000	90,763,000

Net Income (Loss) from Operations	805,000	670,000	1,477,000	(1,066,000)

Other Expenses
Loss on disposition of unconsolidated joint venture	-	-	-	(1,051,000)
Loss on investment in unaffiliated entity	-	-	(162,000)	-
Income tax expense - Current	-	-	(60,000)	-
Total Other Expenses	-	-	(222,000)	(1,051,000)

Net income (loss) before non-controlling interest	805,000	670,000	1,255,000	(2,117,000)
Non-controlling interest	-	9,000	(3,000)	(8,000)
Net income (loss)	805,000	661,000	1,258,000	(2,109,000)

Preferred stock dividends	-	-	-	(93,000)

Net income (loss) attributable to common stockholders	$805,000	$661,000	$1,258,000	$(2,202,000)

Net Income (Loss) Per Common Share
Net income (loss) attributable to common stockholders: Basic	$0.01	$0.03	$0.02	$(0.09)

Net income (loss) attributable to common stockholders: Diluted	$0.01	$0.02	$0.02	$(0.09)

Weighted average number of shares outstanding: Basic	89,016,988	26,088,530	62,580,749	24,597,181
Weighted average number of shares outstanding: Diluted	89,016,988	45,380,222	66,596,691	24,597,181

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its combined consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA as financial measures to evaluate the profitability and efficiency of the Company’s business model. EBITDA and adjusted EBITDA are not presented in accordance with GAAP.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

National Holdings Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net income (loss), as reported	$805,000	$661,000	$1,258,000	$(2,202,000)
Interest expense	10,000	213,000	240,000	764,000
Taxes	20,000	34,000	128,000	116,000
Depreciation	103,000	122,000	330,000	410,000
Amortization	155,000	155,000	466,000	466,000
EBITDA	1,093,000	1,185,000	2,422,000	(446,000)
Non-cash compensation expense	-	1,000	-	10,000
Non-cash other administrative expense	-	-	125,000	450,000
Forgivable loan write down	77,000	61,000	212,000	204,000
Loss on disposition of joint venture	-	-	-	1,051,000
Loss on investment in unaffiliated entity	-	-	162,000	-
EBITDA, as adjusted	$1,170,000	$1,247,000	$2,921,000	$1,269,000